Exhibit 23.8

CIVIL ENGINEERS SURVEYORS PLANNERS

July 19, 2021

Job No.: 1073-040

Terrance Sinnott

Rox Financial

250 Greenwich Street

New York, NY 10007

Terrance:

We hereby consent to (1) the use of our name in the Registration Statement on Form S-11 (together with any amendments or supplements thereto, the “Registration Statement”) to be filed by ROX Financial LP, (2) the attachment of our A.L.T.A. / N.S.P.S Land Title Survey related to Amazon Oakley, 6200 Bridgehead Road, Oakley, CA 94561 as an exhibit to the Registration Statement and any references to our A.L.T.A. / N.S.P.S Land Title Survey prepared for ROX Financial LP wherever appearing in the Registration Statement, including, but not limited to, the references to our company or our A.L.T.A. /

N.S.P.S Land Title Survey under the sections entitled “Prospectus Summary,” “Business and Property,” and “Experts” in the Registration Statement and (3) the filing of this consent as an exhibit to the Registration Statement.

Very truly yours,

/s/ Jason D. Vogan

Jason D. Vogan,

P.E. Principal

2633 CAMINO RAMON, SUITE 350 SAN RAMON, CALIFORNIA 94583 (925) 866-0322 www.cbandg.com SAN RAMON ROSEVILLE